                                                                    Exhibit 3.28






                       AMENDED AND RESTATED NASSCO BY-LAWS




                           ADOPTED AS OF JUNE 15, 2001

                                TABLE OF CONTENTS



Article I         OFFICES........................................................................1
                  Section 1.1  PRINCIPAL OFFICE..................................................1
                  Section 1.2  OTHER OFFICES.....................................................1

Article II        MEETINGS OF STOCKHOLDERS.......................................................1
                  Section 2.1  PLACE OF MEETING..................................................1
                  Section 2.2  ANNUAL MEETING....................................................1
                  Section 2.3  SPECIAL MEETINGS..................................................1
                  Section 2.4  NOTICE OF MEETINGS................................................1
                  Section 2.5  ADJOURNED MEETINGS AND NOTICE THEREOF.............................2
                  Section 2.6  VOTING............................................................2
                  Section 2.7  QUORUM............................................................2
                  Section 2.8  ACTION WITHOUT MEETING............................................2
                  Section 2.9  VOTING BY PROXY...................................................2

Article III       DIRECTORS......................................................................3
                  Section 3.1  POWERS............................................................3
                  Section 3.2  NUMBER AND QUALIFICATION OF DIRECTORS.............................4
                  Section 3.3  ELECTION AND TERM OF OFFICE.......................................4
                  Section 3.4  VACANCIES.........................................................4
                  Section 3.5  PLACE OF MEETING..................................................4
                  Section 3.6  ORGANIZATIONAL MEETING............................................4
                  Section 3.7  OTHER REGULAR MEETINGS............................................5
                  Section 3.8  SPECIAL MEETINGS..................................................5
                  Section 3.9  NOTICE OF ADJOURNMENT.............................................5
                  Section 3.10  WAIVER OF NOTICE.................................................5
                  Section 3.11  QUORUM...........................................................5
                  Section 3.12  ADJOURNMENT......................................................5
                  Section 3.13  ACTION WITHOUT MEETING AND ATTENDANCE VIA TELEPHONE..............6
                  Section 3.14  FEES AND COMPENSATION............................................6
                  Section 3.15  INDEMNIFICATION OF AGENTS OF THE CORPORATION.....................6

Article IV        OFFICERS.......................................................................8
                  Section 4.1  OFFICERS..........................................................8
                  Section 4.2  ELECTION..........................................................8
                  Section 4.3  SUBORDINATE OFFICERS..............................................8
                  Section 4.4  REMOVAL AND RESIGNATION...........................................8
                  Section 4.5  VACANCIES.........................................................8
                  Section 4.6  CHAIRMAN OF THE BOARD.............................................8


                  Section 4.7  PRESIDENT.........................................................9
                  Section 4.8  VICE-CHAIRMAN OF THE BOARD........................................9
                  Section 4.9  CHAIRMAN OF THE EXECUTIVE COMMITTEE...............................9
                  Section 4.10  VICE PRESIDENT...................................................9
                  Section 4.11  SECRETARY........................................................9
                  Section 4.12  TREASURER.......................................................10

Article V         MISCELLANEOUS.................................................................10
                  Section 5.1  CLOSING OR TRANSFER OF THE BOOKS.................................10
                  Section 5.2  CHECKS, DRAFTS, AND EVIDENCES OF INDEBTEDNESS....................11
                  Section 5.3  CONTRACTS, HOW EXECUTED..........................................11
                  Section 5.4  CERTIFICATES OF STOCK............................................11
                  Section 5.5  REPRESENTATION OF SHARES HELD BY OTHER CORPORATIONS..............11

Article VI        AMENDMENTS....................................................................11
                  Section 6.1  ADOPTION, AMENDMENT, OR REPEAL OF BY-LAWS........................11

                    AMENDED AND RESTATED BY-LAWS OF NATIONAL
                         STEEL AND SHIPBUILDING COMPANY


                           ADOPTED AS OF JUNE 15, 2001

                                   ARTICLE I
                                     OFFICES

                SECTION 1.1 PRINCIPAL OFFICE. The principal office of the Corporation shall be located at 6100 Neil Road, Suite 500, in the City of Reno, County of Washoe, State of Nevada, 89511. The name of the resident agent in charge thereof is The Corporation Trust Company of Nevada.

                SECTION 1.2 OTHER OFFICES. The Corporation may also have such other offices as may at any time be established by the Board of Directors at any place or places, within or without the State of Nevada.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                SECTION 2.1 PLACE OF MEETING. The annual meeting of stockholders shall be held at such place, within or without the State of Nevada, as shall be stated in the notice of the meeting.

                SECTION 2.2 ANNUAL MEETING. The annual meeting of stockholders, at which directors shall be elected, shall be held at such time and place and on such date in each year as determined by the Board of Directors, and as shall be stated in the notice of the meeting. At the annual meeting the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.


                SECTION 2.3 SPECIAL MEETINGS. Special meetings of stockholders, for any purpose or purposes whatsoever, may be called at any time by the President or by the Board of Directors or by any two or more members thereof.

                SECTION 2.4 NOTICE OF MEETINGS. Except in special cases where other express provision is made by statute, notice of such annual and special meetings shall be given to each stockholder entitled to vote, either personally or by sending a copy of the notice through the mail, postage prepaid, or by telegraph, charges prepaid, to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. Such notice shall be in writing and signed by the President or a vice president or the Secretary or an assistant secretary or by such other person or persons as the Directors shall designate. If a stockholder supplies no address, notice shall be deemed to have been given him if mailed to the General Post Office at Reno, Nevada, the place where the principal office of the Corporation is situated, or published at least once in a newspaper of general circulation in Washoe County, Nevada. All such notices shall be sent to each stockholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each such meeting, whether annual or special, and shall specify the place, the day and the hour of such meeting, and the purpose or purposes of the meeting. If mailed, the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to the stockholder.

                SECTION 2.5 ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders meeting, whether annual or special, and whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at the meeting in person or by proxy, but in the absence of a quorum no other business may be transacted at any such meeting.

                When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at any adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

                SECTION 2.6 VOTING. Except as provided in the Articles of Incorporation with respect to meetings for the election of directors, at all meetings of stockholders, every stockholder shall have the right to one vote for each share of such stock standing in his name on the stock records of the Corporation. Such vote may be via voce or by ballot.

                SECTION 2.7 QUORUM. At any meeting of the stockholders, the presence in person or by proxy of the holders of a majority of the outstanding stock shall constitute a quorum for the transaction of business by the holders of the stock. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                SECTION 2.8 ACTION WITHOUT MEETING. Any action, except election of directors, which under the provisions of the General Corporation Law of Nevada may be taken at a meeting of the stockholders, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power; provided, if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required.

                SECTION 2.9 VOTING BY PROXY. Every person entitled to vote shares shall have the right to do so either in person or by one or more persons appointed by a valid written proxy signed by such person or such person's attorney in fact and filed with the Secretary of the Corporation. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide.

                No proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation.

                                  ARTICLE III

                                    DIRECTORS

                SECTION 3.1 POWERS. Subject to limitations of the Articles of Incorporation, of the By-laws, and of the General Corporation Law of Nevada as to action to be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by the By-laws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers, to-wit:

                First -- To select and remove all the other officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or the By-laws, fix their compensation and require from them security for faithful service.

                Second -- To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefor not inconsistent with law, with the Articles of Incorporation or the By-laws, as they may deem best.

                Third -- To fix and locate from time to time one or more subsidiary offices of the Corporation within or without the State of Nevada, as provided in Article 1, Section 2, hereof; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

                Fourth -- To authorize the issue of shares of stock of the Corporation from time to time, upon such terms as may be lawful, for labor, services, or personal property, or real estate, or leases thereof.

                Fifth -- To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

                Sixth -- To appoint an executive committee and other committees, and to delegate to the Executive Committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation, except the power to declare dividends. The Executive Committee shall be composed of three or more directors as may be designated by the Board of Directors and at all meetings of the Executive Committee any two or more members as such number may be provided by the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business.

                SECTION 3.2 NUMBER AND QUALIFICATION OF DIRECTORS. The Board of Directors shall consist of five (5) until changed by amendment to this Section 2 of Article III of these By-laws, fixing and changing such number. Each director shall be a citizen of the United States.

                SECTION 3.3 ELECTION AND TERM OF OFFICE. Subject to the provisions of the Articles of Incorporation, the Directors shall be elected at each annual meeting of stockholders, but if any such annual meeting is not held, or the Directors are not elected there at, the Directors may be elected at any special meeting of stockholders held for that purpose, and all directors shall hold office until their respective successors are elected and qualify.

                SECTION 3.4 VACANCIES. Subject to the provisions of the Articles of Incorporation, vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders.

                A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director or if the authorized number of directors shall be increased by amendment of Section 2 of this ARTICLE III of these By-laws, or in case the stockholders fail at any time to elect the full number of authorized directors.

                Stockholders entitled to vote for the election of directors in accordance with the provisions of the Articles of Incorporation may at any time elect directors to fill any vacancy not filled by the directors.

                If any director tenders his resignation to the Board of Directors, a successor may be elected to take office at such time as the resignation shall become effective. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

                SECTION 3.5 PLACE OF MEETING. All meetings of the Board of Directors shall be held at any place within or without the State of Nevada designated at any time by resolution of the Board or by written consent of all members of the Board.

                SECTION 3.6 ORGANIZATIONAL MEETING. Immediately following each annual meeting of stockholders the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

                SECTION 3.7 OTHER REGULAR MEETINGS. Other regular meetings of the Board of Directors shall be held without call at such times as shall from time to time be determined by the Board of Directors. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.

                SECTION 3.8 SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President or, if he is absent or unable or refuses to act, by any vice president or by any two directors.

                Written notice of the time and place of special meetings shall be delivered personally to the Directors or sent to each director by letter or by telegram, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation or, if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company at least two (2) days prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery, as above provided, shall be due, legal and personal notice to such director.

                SECTION 3.9 NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting of a directors' meeting, either regular or special, need not be given to absent directors if the time and place are fixed at the meeting adjourned.

                SECTION 3.10 WAIVER OF NOTICE. The transactions of any meeting of the Board of Directors, however called and notice or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the time stated therein, each of the Directors not present sign a written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

                SECTION 3.11 QUORUM. At all meetings of the Board a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, except to fill vacancies in the Board of Directors as hereinbefore provided, and except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors.

                SECTION 3.12 ADJOURNMENT. A quorum of the Directors may adjourn any directors' meeting to meet again at a stated day and hour provided, however, that in the absence of a quorum a majority of the Directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

                SECTION 3.13 ACTION WITHOUT MEETING AND ATTENDANCE VIA TELEPHONE. Unless otherwise restricted by the Articles of Incorporation or the By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee. Such written consent shall be filed with the minutes of proceedings of the Board or committee.

                Any meeting, regular or special, of the Board of Directors may be participated in by any director or directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-law shall constitute presence in person at such meeting.

                SECTION 3.14 FEES AND COMPENSATION. Directors shall receive such compensation for their services as directors as shall be determined from time to time by resolution of the Board. Any director may serve the Corporation in any other capacity as an officer, agent, employee or otherwise and receive compensation therefor.

                SECTION 3.15 INDEMNIFICATION OF AGENTS OF THE CORPORATION. For purposes of this Section 15, "agent" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation, attorneys' fees and any expenses of establishing a right to indemnification under the fourth paragraph or subdivision (iii) of the fifth paragraph of this Section 15.

                The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe the person's conduct was unlawful.

                The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation, against expenses, including amounts paid in settlement, actually or reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this paragraph in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which such proceedings was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in the second and third paragraphs of this Section 15, or in defense of any claim, issue or matter therein, the agent must be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

                Any indemnification under the second and third paragraphs of this Section 15, unless ordered by a court or advanced pursuant to the sixth paragraph of this Section 15, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances by (i) the stockholders, (ii) the Board of Directors by majority vote of a quorum consisting of directors who are not parties to such proceeding, (iii) if a majority vote of a quorum consisting of directors who were not parties to the proceeding so orders, independent legal counsel in a written opinion, or (iv) if a quorum consisting of directors who were not parties to the proceeding cannot be obtained, independent legal counsel in a written opinion.

                The Articles of Incorporation or the By-laws of the Corporation or an agreement made by the Corporation may provide that the expenses of officers and directors incurred in defending any proceeding must be paid by the Corporation as they are incurred, and in advance of the final disposition of such proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation as authorized in this Section 15. The provisions of this paragraph do not affect any rights to advancement of expenses to which agents other than directors or officers may be entitled under any contract or otherwise by law.

                The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Section 15 (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled by the Articles of Incorporation of the Corporation or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding such office, except that indemnification, unless ordered by a court pursuant to paragraph 3 of this Section 15 or for the advancement of expenses made pursuant to paragraph 6 of this Section 15, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and (b) the indemnification provided in this Section 15 shall continue as to a person who has ceased to be an agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE IV
                                    OFFICERS

                SECTION 4.1 OFFICERS. The officers of the Corporation shall be a president, a vice president, a secretary, and a treasurer. The Corporation may also have at the discretion of the Board of Directors a chairman of the board, a vice chairman of the board, a chairman of the executive committee, one or more additional vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this ARTICLE IV. Officers other than the Chairman of the Executive Committee need not be directors. One person may hold two or more offices.

                SECTION 4.2 ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this ARTICLE IV, shall be chosen annually by the Board of Directors, and each shall hold office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualify.

                SECTION 4.3 SUBORDINATE OFFICERS. The Board of Directors may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-laws or as the Board of Directors may from time to time determine.

                SECTION 4.4 REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

                Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                SECTION 4.5 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, shall be filled in the manner prescribed in the By-laws for regular appointments to such office.

                SECTION 4.6 CHAIRMAN OF THE BOARD. The Chairman of the Board shall be a citizen of the United States. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and affairs of the Corporation. He shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, and he shall have the general powers and duties of management usually vested in the office of the Chief Executive Officer of a Corporation, and shall have such other powers and duties as may be prescribed to him by the Board of Directors.

                SECTION 4.7 PRESIDENT. The President shall be a citizen of the United States. The President shall be responsible for the active management and direction of the business and affairs of the Corporation. In case of a vacancy in the office of chairman or the inability or failure of the Chairman of the Board to perform the duties of that office, the President shall perform the duties of the Chairman of the Board, unless otherwise determined by the Board of Directors.

                SECTION 4.8 VICE-CHAIRMAN OF THE BOARD. The Vice-Chairman of the Board, if there shall be such an officer, shall, in the absence of the Chairman of the Board, or if there be none, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-laws.

                SECTION 4.9 CHAIRMAN OF THE EXECUTIVE COMMITTEE. The Chairman of the Executive Committee, if there shall be such an officer, shall preside at all meetings of the Executive Committee of the Board of Directors and shall exercise and perform such other powers and duties as may be from time to time assigned him by the Board of Directors or prescribed by the By-laws.

                SECTION 4.10 VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-laws.

                SECTION 4.11 SECRETARY. The Secretary shall keep, or cause to be kept, at the principal office of the Corporation, or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

                The Secretary shall keep, or cause to be kept, at the principal office of the Corporation, or at the office of the Corporation's transfer agent, if a transfer agent shall be appointed, a stock ledger, or a duplicate stock ledger, showing the names -of the stockholders and their addresses; the number and classes of shares held by each; the number and date certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall cause to be kept at the principal office of the Corporation in Reno, Nevada, a certified copy of its Articles of Incorporation, a certified copy of its By-laws and all amendments thereto, and a statement setting out the name of the custodian of such stock ledger or duplicate stock ledger and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.

                The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the By-laws or By-law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.

                SECTION 4.12 TREASURER. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all times be open to inspection by any director.

                The Treasurer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.

                                   ARTICLE V

                                  MISCELLANEOUS

                SECTION 5.1 CLOSING OR TRANSFER OF THE BOOKS. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding forty (40) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding forty (40) days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may fix in advance a date, not exceeding forty (40) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such cases such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                SECTION 5.2 CHECKS, DRAFTS, AND EVIDENCES OF INDEBTEDNESS. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

                SECTION 5.3 CONTRACTS, HOW EXECUTED. The Board of Directors, except as in the By-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

                SECTION 5.4 CERTIFICATES OF STOCK. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each stockholder when any such shares are fully paid up. All such certificates shall be signed by the President or a vice president and the Secretary or an assistant secretary, or be authenticated by facsimiles of the signatures of the President and Secretary or a facsimile of the signature of the President and the written signature of the Secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance.

                SECTION 5.5 REPRESENTATION OF SHARES HELD BY OTHER CORPORATIONS. Shares of the Corporation standing in the name of another corporation may be voted or represented, and all rights incident thereto may be exercised on behalf of such other corporation, by any officer thereof authorized to do so by resolution of its board of directors, or by its executive committee, or by its by-laws, or by any person authorized so to do by proxy or power of attorney duly executed by the president or vice president and secretary or assistant secretary of such other corporation, or by authority of the board of directors thereof.

                                   ARTICLE VI

                                   AMENDMENTS

                SECTION 6.1 ADOPTION, AMENDMENT, OR REPEAL OF BY-LAWS. The original By-laws of the Corporation may be adopted by the stockholders or the directors. Thereafter, any and all By-laws may be made, adopted, amended, altered or repealed only by the vote or written consent of stockholders entitled to exercise at least two-thirds (2/3) of the voting power of the Corporation.

                     HISTORY OF AMENDMENTS TO NASSCO BY-LAWS


  DATE                 FORUM                 ARTICLE SECTION          DESCRIPTION
  ----                 -----                 ---------------          -----------

12/07/59          Meeting                  Bylaws Adopted

06/04/60          Written Consent          Amend Art. IV

11/07/61          Written Consent          Amend Art. III, '2     No. of Directors

12/15/62          Written Consent          Amend Art. III, '2     No. of Directors

12/06/67          Special Meeting          Amend Art. IV, '1;     Officers
                                           Add Art. IV, '9;       Chairman of Executive
                                           Re-number" 9, 10, 11   Committee
                                           as" 10, 11, 12

01/23/69          Written Consent          Amend Art. III, '2     No. of Directors

10/21/69          Written Consent          Amend Art. II, '2      Annual Meeting

03/16/71          Special Meeting          Amend Art. III, '15    Indemnification

01/26/73          Special Meeting          Amend Art. III, '3     Executive
                                           ("6th") Committee

02/11/75          Special Meeting          Amend Art. III, '2     No. of Directors

02/15/77          Special Meeting          Amend Art. III, '2     No. of Directors

02/12/80          Special Meeting          Amend Art. IV, '6      Chairman to be CEO
                                           Amend Art. IV, '8      President to be COO

03/03/86          Special Meeting          Amend Art. IV, '6      Chairman to be CEO
                                           Amend Art. IV, '8      unless President
                                                                  elected CEO by Board

12/16/88          Written Consent          Add to Art. III, '13   Board attendance by
                                                                  telephone

04/11/89          Written Consent          Amend Art. II, '9      Voting by Proxy
                                           Amend Art. III, '2     No. of Directors
                                           Amend Art. III, '15    Indemnification
                                           Amend Art. IV, '6      Chairman to be CEO
                                           Amend Art. IV, '8      President to be COO

                                               ARTICLE
  DATE                 FORUM                   SECTION            DESCRIPTION
  ----                 -----                   -------            -----------

6/15/01           Written Consent          Amended & Restated:
                                           Article I              Address Change
                                           Article II, '1 & '2    1 Mtg. Annually
                                           Article III, '2        No. of Directors




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